EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77D:
  Policies with respect to security investments.

EXHIBIT B:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

EXHIBIT C:
  Attachment to item 77Q1:
  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
Item 77D

	The current investment policies of the Registrant's portfolios are described in detail in Amendment No. 5 to the Registrant's Registration Statement filed on March 1, 2002 and the prospectus and Statement of Additional Information included as part of Post-Effective Amendment No. 22 to American Skandia Advisor Funds, Inc.'s ("ASAF") registration statement filed on April 30, 2002.



EXHIBIT B:
Item 77O

	On October 25, 2001, the ASMT PIMCO Total Return Bond Portfolio of the Registrant purchased 900,000 shares of Gemstone Investors Ltd 144A, Inc. common stock from Credit Suisse First Boston in an underwritten offering of 3,600,000 shares of such stock in which Baverische Hypo-Und
Vereinsbank AG, an affiliate of the Portfolio's sub-advisor, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $100.00 per share.

	On January 8, 2002, the ASMT PIMCO Total Return Bond Portfolio of the Registrant purchased 5,700,000 shares of El Paso Corporation corporate bonds from Banc of America Securities, LLC in an underwritten offering of 1,100,000 shares of such bonds in which Credit Lyonnais, an affiliate of the Portfolio's sub-advisor, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $99.17 per share.

	On January 9, 2002, the ASMT PIMCO Total Return Bond Portfolio of the Registrant purchased 1,300,000 shares of DaimlerChrysler NA Holdings Corp. corporate bonds from Goldman Sachs & Co. in an underwritten offering of 1,000,000,000 shares of such bonds in which Deutche Banc AG London, an affiliate of the Portfolio's sub-advisor, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $99.64 per share.

	At its December 6, 2001 and April 11, 2002 meetings, the Registrant's Board of Trustees made the determinations required by rule 10f-3 under the Investment Company Act of 1940 for the transactions listed above based on information with regard to compliance with rule 10f-3 and the Registrant's rule 10f-3 procedures that was provided to it by the Portfolios' Investment Manager, which in turn had been provided to the Investment Manager by each Portfolio's sub-advisor.



EXHIBIT C:
Item 77Q1

The Investment Management Agreement between the Registrant and American Skandia Investment Services, Incorporated with respect to the ASMT Money Market Portfolio is incorporated by reference to Exhibit d(5) to Post-Effective Amendment No. 5 to the Registrant's Registration Statement filed on March 1, 2002.

The Sub-advisory Agreement between the Registrant and Wells
Capital Management, Inc. with respect to the ASMT Money
Market Portfolio is incorporated by reference to Exhibit d(11) to Post-Effective Amendment No. 5 to the Registrant's
Registration Statement filed on March 1, 2002.

The Sub-advisory Agreement between the Registrant and Janus
Capital Management LLC with respect to the ASMT Janus
Capital Growth Portfolio is attached hereto.


             AMERICAN SKANDIA MASTER TRUST
                 SUB-ADVISORY AGREEMENT

THIS AGREEMENT is between American Skandia Investment
Services, Incorporated (the "Investment Manager") and Janus
Capital Management LLC (the "Sub-Adviser").

W I T N E S S E T H

WHEREAS, American Skandia Master Trust (the "Trust") is a
Delaware business trust organized with one or more series of shares and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "ICA"); and

WHEREAS, the Trust will serve, at least initially, as an investment vehicle for other parties, including other open-end investment companies (or series of such companies) registered under the ICA; and

WHEREAS, certain series of American Skandia Advisor Funds, Inc. (the "Feeder Fund"), an open-end management investment company established under the laws of the state of Maryland, currently invest all of their respective investable assets in corresponding portfolios of the Trust; and

WHEREAS, the Investment Manager and the Sub-Adviser each is an investment adviser registered under the Investment
Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS, the Board of Trustees of the Trust (the "Trustees") have engaged the Investment Manager to act as investment manager for the ASMT Janus Capital Growth Portfolio (the "Portfolio"), one series of the Trust, under the terms of a management agreement, dated June 1, 1997, with the Trust (the "Management Agreement"); and

WHEREAS, the Investment Manager, acting pursuant to the Management Agreement, wishes to engage the Sub-Adviser, and the Trustees have approved the engagement of the Sub-
Adviser, to provide investment advice and other investment services set forth below.

NOW, THEREFORE, the Investment Manager and the Sub-Adviser agree as follows:

1.	Investment Services.  The Sub-Adviser will formulate
and implement a continuous investment program for the Portfolio conforming to the investment objective, investment policies and restrictions of the Portfolio as set forth in the Registration Statement of the Trust as in effect from time to time (the "Registration Statement"), the Agreement and Declaration of Trust and By-laws of the Trust, and any investment guidelines or other instructions received by the Sub-Adviser in writing from the Investment Manager from time to time. Any amendments to the foregoing documents will not be deemed effective with respect to the Sub-Adviser until the Sub-Adviser's receipt thereof. The appropriate officers and employees of the Sub-Adviser will be available to consult with the Investment Manager, the Trust and Trustees at reasonable times and upon reasonable notice concerning the business of the Trust, including valuations of securities which are not registered for public sale, not traded on any securities market or otherwise may be deemed illiquid for purposes of the ICA; provided it is understood that the Sub-Adviser is not responsible for daily pricing of the Portfolio's assets.

	Subject to the supervision and control of the Investment Manager, which in turn is subject to the supervision and control of the Trustees, the Sub-Adviser in its discretion will determine which issuers and securities will be purchased, held, sold or exchanged by the Portfolio or otherwise represented in the Portfolio's investment portfolio from time to time and, subject to the provisions of paragraph 3 of this Agreement, will place orders with and give instructions to brokers, dealers and others for all such transactions and cause such transactions to be executed. Custody of the Portfolio will be maintained by a custodian bank (the "Custodian") and the Investment Manager will authorize the Custodian to honor orders and instructions by employees of the Sub-Adviser designated by the Sub-Adviser to settle transactions in respect of the Portfolio. No assets may be withdrawn from the Portfolio other than for settlement of transactions on behalf of the Portfolio except upon the written authorization of appropriate officers of the Trust who shall have been certified as such by proper authorities of the Trust prior to the withdrawal.

	The Sub-Adviser will not be responsible for the provision of administrative, bookkeeping or accounting services to the Portfolio except as specifically provided herein, as required by the ICA or the Advisers Act or as may be necessary for the Sub-Adviser to supply to the Investment Manager, the Portfolio or the Portfolio's shareholders the information required to be provided by the Sub-Adviser hereunder. Any records maintained hereunder shall be the property of the Portfolio and surrendered promptly upon request.

	In furnishing the services under this Agreement, the Sub-Adviser will comply with and use its best efforts to enable the Portfolio to conform to the requirements of: (i) the ICA and the regulations promulgated thereunder; (ii) Subchapter M of the Internal Revenue Code and the regulations promulgated thereunder; (iii) other applicable provisions of state or federal law; (iv) the Agreement and Declaration of Trust and By-laws of the Trust; (v) policies and determinations of the Trust and the Investment Manager provided to the Sub-Adviser in writing; (vi) the fundamental and non-fundamental investment policies and restrictions applicable to the Portfolio, as set out in the Registration Statement in effect, or as such investment policies and restrictions from time to time may be amended by the Portfolio's shareholders or the Trustees and communicated to the Sub-Adviser in writing; (vii) the Registration Statement; and (viii) investment guidelines or other instructions received in writing from the Investment Manager. Notwithstanding the foregoing, the Sub-Adviser shall have no responsibility to monitor compliance with limitations or restrictions for which information from the Investment Manager or its authorized agents is required to enable the Sub-Adviser to monitor compliance with such limitations or restrictions unless such information is provided to the Sub-adviser in writing. The Sub-Adviser shall supervise and monitor the activities of its representatives, personnel and agents in connection with the investment program of the Portfolio.

	Nothing in this Agreement shall be implied to prevent the Investment Manager from engaging other sub-advisers to provide investment advice and other services to the Portfolio or to series or portfolios of the Trust for which the Sub-Adviser does not provide such services, or to prevent the Investment Manager from providing such services itself in relation to the Portfolio or such other series or portfolios.

	The Sub-Adviser shall be responsible for the preparation and filing of Schedule 13-G and Form 13-F reflecting the Portfolio's securities holdings. The Sub-Adviser shall not be responsible for the preparation or filing of any other reports required of the Portfolio by any governmental or regulatory agency, except as expressly agreed to in writing.

2.	Investment Advisory Facilities.  The Sub-Adviser, at
its expense, will furnish all necessary investment facilities, including salaries of personnel, required for it to execute its duties hereunder.

3.	Execution of Portfolio Transactions.  In connection
with the investment and reinvestment of the assets of the Portfolio, the Sub-Adviser is responsible for the selection of broker-dealers to execute purchase and sale transactions for the Portfolio in conformity with the policy regarding brokerage as set forth in the Registration Statement or as the Trustees may determine from time to time, as well as the negotiation of brokerage commission rates with such executing broker-dealers. Generally, the Sub-Adviser's primary consideration in placing Portfolio investment transactions with broker-dealers for execution will be to obtain, and maintain the availability of, best execution at the best available price.

	Consistent with this policy, the Sub-Adviser, in selecting broker-dealers and negotiating brokerage commission rates, will take all relevant factors into consideration, including, but not limited to: the best price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Portfolio on a continuing basis. Subject to such policies and procedures as the Trustees may determine, the Sub-Adviser shall have discretion to effect investment transactions for the Portfolio through broker-dealers (including, to the extent permissible under applicable law, broker-dealers affiliated with the Sub-Adviser) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and to cause the Portfolio to pay any such broker-dealers an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular investment transaction or the Sub-Adviser's overall responsibilities with respect to the Portfolio and other accounts as to which the Sub-Adviser exercises investment discretion (as such term is defined in section 3(a)(35) of the 1934 Act). Allocation of orders placed by the Sub-Adviser on behalf of the Portfolio to such broker-dealers shall be in such amounts and proportions as the Sub-Adviser shall determine in good faith in conformity with its responsibilities under applicable laws, rules and regulations. The Sub-Adviser will submit reports on such allocations to the Investment Manager regularly as requested by the Investment Manager, in such form as may be mutually agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

4.	Reports by the Sub-Adviser.  The Sub-Adviser shall
furnish the Investment Manager monthly, quarterly and annual reports, in such form as may be mutually agreed to by the parties hereto, concerning transactions and performance of the Portfolio, including information required in the Registration Statement or information necessary for the Investment Manager to review the Portfolio or discuss the management of it. The Sub-Adviser shall permit the books and records maintained with respect to the Portfolio to be inspected and audited by the Trust, the Investment Manager or their respective agents at all reasonable times during normal business hours upon reasonable notice. The Sub-Adviser shall immediately notify both the Investment Manager and the Trust of any legal process served upon it in connection with its activities hereunder, including any legal process served upon it on behalf of the Investment Manager, the Portfolio or the Trust. The Sub-Adviser shall promptly notify the Investment Manager of any changes in any information regarding the Sub-Adviser or the investment program for the Portfolio as described in Section 9 of this Agreement.

5.	Compensation of the Sub-Adviser.   The amount of the
compensation to the Sub-Adviser is computed at an annual rate. The fee shall be payable monthly in arrears, based on the average daily net assets of the Portfolio for each month, at the annual rate set forth in Exhibit A to this Agreement.

	In computing the fee to be paid to the Sub-Adviser, the net asset value of the Portfolio shall be valued as set forth in the Registration Statement. If this Agreement is terminated, the payment described herein shall be prorated to the date of termination.

	The Investment Manager and the Sub-Adviser shall not be considered as partners or participants in a joint venture.
The Sub-Adviser will pay its own expenses for the services to be provided pursuant to this Agreement and will not be obligated to pay any expenses of the Investment Manager, the Portfolio or the Trust. Except as otherwise specifically provided herein, the Investment Manager, the Portfolio and the Trust will not be obligated to pay any expenses of the Sub-Adviser.

6.	Delivery of Documents to the Sub-Adviser.  The
Investment Manager has furnished the Sub-Adviser with true, correct and complete copies of each of the following documents:

(a)	The Agreement and Declaration of Trust of the
Trust, as in effect on the date hereof;

(b)	The By-laws of the Trust, as in effect on the date
hereof;

(c)	The resolutions of the Trustees approving the
engagement of the Sub-Adviser as portfolio manager of the Portfolio and approving the form of this Agreement;

(d)	The resolutions of the Trustees selecting the
Investment Manager as investment manager to the Portfolio and approving the form of the Management
Agreement;

(e)	The Management Agreement;

(f)	The Code of Ethics of the Trust and of the
Investment Manager, as in effect on the date hereof; and

(g)	A list of companies the securities of which are
not to be bought or sold for the Portfolio.

	The Investment Manager will furnish the Sub-Adviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. Such amendments or supplements as to items (a) through (f) above will be provided within 30 days of the time such materials become available to the Investment Manager. Such amendments or supplements as to item (g) above will be provided not later than the end of the business day next following the date such amendments or supplements become known to the Investment Manager. Any amendments or supplements to the foregoing will not be deemed effective with respect to the Sub-Adviser until the Sub-Adviser's receipt thereof. The Investment Manager will provide such additional information as the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.

7.	Delivery of Documents to the Investment Manager.  The
Sub-Adviser has furnished the Investment Manager with true, correct and complete copies of each of the following documents:

(a)	The Sub-Adviser's Form ADV as filed with the
Securities and Exchange Commission as of the date hereof;

(b)	The Sub-Adviser's most recent balance sheet;

(c)	Separate lists of persons who the Sub-Adviser
wishes to have authorized to give written and/or oral instructions to Custodians of Trust assets for the Portfolio; and

(d)	The Code of Ethics of the Sub-Adviser, as in
effect on the date hereof.

	The Sub-Adviser will furnish the Investment Manager from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. Such amendments or supplements will be provided within 30 days of the time such materials become available to the Sub-Adviser. Any amendments or supplements to the foregoing will not be deemed effective with respect to the Investment Manager until the Investment Manager's receipt thereof. The Sub-Adviser will provide additional information as the Investment Manager may reasonably request in connection with the Sub-Adviser's performance of its duties under this Agreement.

8.	Confidential Treatment.  The parties hereto understand
that any information or recommendation supplied by the Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Investment Manager, the Trust or such persons the Investment Manager may designate in connection with the Portfolio. The parties also understand that any information supplied to the Sub-Adviser in connection with the performance of its obligations hereunder, particularly, but not limited to, any list of securities which may not be bought or sold for the Portfolio, is to be regarded as confidential and for use only by the Sub-Adviser in connection with its obligation to provide investment advice and other services to the Portfolio.

9.	Representations of the Parties.  Each party hereto
hereby further represents and warrants to the other that:
(i) it is registered as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed; and
(ii) it will use its reasonable best efforts to maintain each such registration or license in effect at all times during the term of this Agreement; and (iii) it will promptly notify the other if it ceases to be so registered, if its registration is suspended for any reason, or if it is notified by any regulatory organization or court of competent jurisdiction that it should show cause why its registration should not be suspended or terminated; and (iv) it is duly authorized to enter into this Agreement and to perform its obligations hereunder.

	The Sub-Adviser further represents that it has adopted a written Code of Ethics in compliance with Rule 17j-1(b) of the ICA. The Sub-Adviser shall be subject to such Code of Ethics and shall not be subject to any other Code of Ethics, including the Investment Manager's Code of Ethics, unless specifically adopted by the Sub-Adviser. The Investment Manager further represents and warrants to the Sub-Adviser that (i) the appointment of the Sub-Adviser by the Investment Manager has been duly authorized and (ii) it has acted and will continue to act in connection with the transactions contemplated hereby, and the transactions contemplated hereby are, in conformity with the ICA, the Trust's governing documents and other applicable laws.

10.	Liability.  In the absence of willful misfeasance, bad
faith, gross negligence or reckless disregard for its obligations hereunder, the Sub-Adviser shall not be liable to the Trust, the Portfolio, the Portfolio's shareholders or the Investment Manager for any act or omission resulting in any loss suffered by the Trust, the Portfolio, the Portfolio's shareholders or the Investment Manager in connection with any service to be provided herein. The Federal laws impose responsibilities under certain circumstances on persons who act in good faith, and therefore, nothing herein shall in any way constitute a waiver or limitation of any rights which the Trust, the Portfolio or the Investment Manager may have under applicable law.

11.	Other Activities of the Sub-Adviser.  The Investment
Manager agrees that the Sub-Adviser and any of its partners or employees, and persons affiliated with the Sub-Adviser or with any such partner or employee, may render investment management or advisory services to other investors and institutions, and that such investors and institutions may own, purchase or sell, securities or other interests in property that are the same as, similar to, or different from those which are selected for purchase, holding or sale for the Portfolio. The Investment Manager further acknowledges that the Sub-Adviser shall be in all respects free to take action with respect to investments in securities or other interests in property that are the same as, similar to, or different from those selected for purchase, holding or sale for the Portfolio. The Investment Manager understands that the Sub-Adviser shall not favor or disfavor any of the Sub-Adviser's clients or class of clients in the allocation of investment opportunities, so that to the extent practical, such opportunities will be allocated among the Sub-Adviser's clients over a period of time on a fair and equitable basis. Nothing in this Agreement shall impose upon the Sub-Adviser any obligation (i) to purchase or sell, or recommend for purchase or sale, for the Portfolio any security which the Sub-Adviser, its partners, affiliates or employees may purchase or sell for the Sub-Adviser or such partner's, affiliate's or employee's own accounts or for the account of any other client of the Sub-Adviser, advisory or otherwise, or (ii) to abstain from the purchase or sale of any security for the Sub-Adviser's other clients, advisory or otherwise, which the Investment Manager has placed on the list provided pursuant to paragraph 6(g) of this Agreement.

12.	Continuance and Termination.  This Agreement shall
remain in full force and effect for one year from the date hereof, and is renewable annually thereafter by specific approval of the Trustees or by vote of a majority of the outstanding voting securities of the Portfolio. Any such renewal shall be approved by the vote of a majority of the Trustees who are not interested persons under the ICA, cast in person at a meeting called for the purpose of voting on such renewal. This Agreement may be terminated without penalty at any time by the Investment Manager or the Sub-Adviser upon 60 days written notice, and will automatically terminate in the event of (i) its "assignment" by either party to this Agreement, as such term is defined in the ICA, subject to such exemptions as may be granted by the Securities and Exchange Commission by rule, regulation or order, or (ii) upon termination of the Management Agreement, provided the Sub-Adviser has received prior written notice thereof.

13.	Notification.  The Sub-Adviser will notify the
Investment Manager within a reasonable time of any change in the personnel of the Sub-Adviser with responsibility for making investment decisions in relation to the Portfolio (the "Portfolio Manager(s)") or who have been authorized to give instructions to the Custodian. The Sub-adviser shall be responsible for reasonable out-of-pocket costs and expenses incurred by the Investment Manager, the Portfolio or the Trust to amend or supplement the Trust's or the Feeder Fund's prospectus to reflect a change in Portfolio Manager(s) or otherwise to comply with the ICA, the Securities Act of 1933, as amended (the "1933 Act") or any other applicable statute, law, rule or regulation, as a result of such change; provided, however, that the Sub-Adviser shall not be responsible for such costs and expenses where the change in Portfolio Manager(s) reflects the termination of employment of the Portfolio Manager(s) with the Sub-Adviser and its affiliates or is a result of a request by the Investment Manager or is due to other circumstances beyond the Sub-Adviser's control.

	Any notice, instruction or other communication required or contemplated by this Agreement shall be in writing. All such communications shall be addressed to the recipient at the address set forth below, provided that either party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:	American Skandia Investment Services,
Incorporated
			One Corporate Drive
			Shelton, Connecticut  06484
			Attention:  John Birch
			Senior Vice President & Chief Operating
Officer

Sub-Adviser:		Janus Capital Management LLC
			100 Fillmore Street, Suite 400
			Denver, Colorado 80206-4923
			Attention: General Counsel

Trust:			American Skandia Master Trust
			One Corporate Drive
			Shelton, Connecticut 06484
			Attention: Edward P. Macdonald, Esq.

14.	Indemnification.  The Sub-Adviser agrees to indemnify
and hold harmless the Investment Manager, any affiliated person within the meaning of Section 2(a)(3) of the ICA ("affiliated person") of the Investment Manager and each person, if any who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Investment Manager, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Investment Manager or such affiliated person or controlling person of the Investment Manager may become subject under the 1933 Act, the ICA, the Advisers Act, under any other statute, law, rule or regulation, at common law or otherwise, arising out of the Sub-Adviser's responsibilities hereunder (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by the Sub-Adviser, any of the Sub-Adviser's employees or representatives or any affiliate of or any person acting on behalf of the Sub-Adviser, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon and in conformity with written information furnished by the Sub-Adviser to the Investment Manager, the Portfolio, the Trust or any affiliated person of the Investment Manager, the Portfolio or the Trust or upon verbal information confirmed by the Sub-Adviser in writing, or (3) to the extent of, and as a result of, the failure of the Sub-Adviser to execute, or cause to be executed, portfolio investment transactions according to the requirements of the ICA; provided, however, that in no case is the Sub-Adviser's indemnity in favor of the Investment Manager or any affiliated person or controlling person of the Investment Manager deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

	The Investment Manager agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser and each controlling person of the Sub-Adviser, if any, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Sub-Adviser or such affiliated person or controlling person of the Sub-Adviser may become subject under the 1933 Act, the ICA, the Advisers Act, under any other statute, law, rule or regulation, at common law or otherwise, arising out of the Investment Manager's responsibilities as investment manager of the Portfolio (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by the Investment Manager, any of the Investment Manager's employees or representatives or any affiliate of or any person acting on behalf of the Investment Manager, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made other than in reliance upon and in conformity with written information furnished by the Sub-Adviser, or any affiliated person of the Sub-Adviser or other than upon verbal information confirmed by the Sub-Adviser in writing; provided, however, that in no case is the Investment Manager's indemnity in favor of the Sub-Adviser or any affiliated person or controlling person of the Sub-Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. It is agreed that the Investment Manager's indemnification obligations under this Section 14 will extend to expenses and costs (including reasonable attorneys fees) incurred by the Sub-Adviser as a result of any litigation brought by the Investment Manager alleging the Sub-Adviser's failure to perform its obligations and duties in the manner required under this Agreement unless judgment is rendered for the Investment Manager.

15.	Conflict of Laws.  The provisions of this Agreement
shall be subject to all applicable statutes, laws, rules and regulations, including, without limitation, the applicable provisions of the ICA and rules and regulations promulgated thereunder. To the extent that any provision contained herein conflicts with any such applicable provision of law or regulation, the latter shall control. The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the ICA. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall continue in full force and effect and shall not be affected by such invalidity.

16.	Amendments, Waivers, etc.  Provisions of this Agreement
may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Agreement (including Exhibit A hereto) may be amended at any time by written mutual consent of the parties, subject to the requirements of the ICA and rules and regulations promulgated and orders granted thereunder.

17.	Governing State Law.  This Agreement is made under, and
shall be governed by and construed in accordance with, the laws of the State of Connecticut.

18.	Severability.  Each provision of this Agreement is
intended to be severable. If any provision of this Agreement is held to be illegal or made invalid by court decision, statute, rule or otherwise, such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.


The effective date of this agreement is April 3, 2002.

FOR THE INVESTMENT MANAGER:        FOR THE SUB-ADVISER:

_______________________            ________________________
John Birch
Senior Vice President
& Chief Operating Officer        Name:______________________
                                 Title:_____________________

Date:	____________________       Date:_______________________

Attest:___________________       Attest:_____________________


              American Skandia Master Trust
            ASMT Janus Capital Growth Portfolio
                 Sub-Advisory Agreement
                      EXHIBIT A

An annual rate of .45% of the average daily net assets of the Portfolio.